UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 8, 2009

CKX, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-17436	27-0118168
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

650 Madison Avenue, New York, New York		10022
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-838-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

In March 2005, in connection with the acquisition of 19 Entertainment, CKX, Inc. (the "Company") entered into a Put and Call Option Agreement with Simon Fuller that provided Mr. Fuller with certain rights whereby, during a period of twenty (20) business days beginning March 17, 2011, the Company could exercise a call right to purchase the 1,507,135 shares Mr. Fuller received as part of his sale of 19 Entertainment at a price equal to $24.72 per share and, in turn, Mr. Fuller could exercise a put right to sell the shares to the Company at a price equal to $13.18 per share.

On June 8, 2009, the Company entered into an amendment to the put and call option agreement with Mr. Fuller. Pursuant to the amendment, the call price with respect to 1,138,088 of Mr. Fuller’s shares (the "Interim Shares") was reduced to $13.18 per share and the exercise periods for the put and call of such shares were accelerated to allow for the their exercise at any time commencing on the date of the amended agreement. The terms of the original put and call option agreement remain in place with respect to Mr. Fuller’s remaining shares of common stock.

Immediately following execution of the amendment to the put and call agreement, the Company exercised its call option with respect to the Interim Shares and paid to Mr. Fuller a gross purchase price of $15,000,000. The Company paid the full purchase price out of cash on hand. The Interim Shares purchased by the Company will be booked as treasury shares.

In order to comply with the Company’s internal corporate governance policies as well as NASDAQ Listing Rule 5630 regarding approval of related party transactions, the independent directors of the Company’s Board of Directors unanimously approved the amendment to the put and call option agreement and exercise of the call option with respect to the Interim Shares. The Company’s Board of Directors, acting upon such recommendation of the independent directors of the Board of Directors, also unanimously approved (except for Mr. Fuller, who abstained) the amendment and the immediate exercise with respect to the Interim Shares.

Mr. Fuller’s employment agreement with the Company, which was entered into at the time of the Company’s acquisition of 19 Entertainment in March 2005, expires by its terms in March 2011. The Compensation Committee of the Company’s Board of Directors has commenced negotiations with Mr. Fuller on a long term extension of that agreement. While the accommodation to Mr. Fuller with respect to the accelerated purchase of his shares as described above does not ensure the Company’s success in completing a new employment agreement with Mr. Fuller, it is the intention of the Company that this accommodation will be the first step in a process ultimately resulting in such a long term extension. Based upon the initial discussion taking place, the Company expects that such an extension, if reached, will involve cash compensation and other incentives (including stock based incentive compensation) significantly in excess of those contained in Mr. Fuller’s existing employment agreement. Any such agreement will require the approval of the Company’s Compensation Committee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKX, Inc.

June 9, 2009	By:	Howard J. Tytel

Name: Howard J. Tytel
Title: Senior Executive Vice President, Director of Legal and Governmental Affairs